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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                          June 28, 2002
        Date of Report (Date of earliest event reported)


                   Edge Technology Group, Inc.
     (Exact name of registrant as specified in its charter)



          Delaware               0-20995          13-3778895
(State or other jurisdiction   (Commission       (IRS Employer
      of incorporation)        File Number)   Identification No.)



       6611 Hillcrest Avenue, #223
              Dallas, Texas                      75205
(Address of principal executive offices)      (Zip Code)



                         (214) 999-2245
       Registrant's telephone number, including area code



                               N/A
  (Former name or former address, if changed since last report)


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

Item 5.  OTHER

Edge Technology Group, Inc.'s ("Company," "we," "our" or "its")gross revenues for its recently acquired subsidiary, The Visionary
Group, have declined significantly from historical periods. Specifically, for the three month period ended June 30, 2002, the Visionary Group is expected to report approximately $101,000 in gross revenue as compared to $947,000 in gross revenue for the same period in 2001, a reduction of approximately 89%. In our Current Report on Form 8-K, as amended, announcing the acquisition of The Visionary Group, we reported that, on a pro forma basis, this subsidiary contributed approximately 33% of our overall gross revenue for the year ended December 31, 2001, and approximately 13% of our overall gross revenue for the three months ended March 31, 2002. We believe the decline in gross revenue has resulted from an overall decline in the market and the delay of several significant projects resulting from general economic conditions.

Management is aggressively taking steps to address the business and operational issues at The Visionary Group. The Visionary Group has eliminated all non-billable consultants and certain administrative positions, has curtailed occupancy costs and is replacing current management with a leading professional with more than 20 years of industry experience including building both Oracle database and Oracle application businesses. No assurances can be given that these steps will prove adequate to maintain the historical revenues of The Visionary Group. This reduction in revenue and the resulting actions taken raises the following additional risks to our business:

     * The Visionary Group may not be able to respond to future business opportunities;

     * The Company's cash resources have been needed to meet certain operating expenses of The Visionary Group, thus making those resources unavailable for other purposes and accelerating our need for additional financing; and

     * Other risks not currently apparent to us or currently believed to be immaterial.

Certain of the statements in this Current Report on Form 8-K are forward looking statements, including those statements or remarks concerning (1) the amount of gross revenue and/or operating performance to be reported by us (or any of our subsidiaries) in any period, (2) the likely impact on us of The Visionary Group's decline in revenues and certain other statements made herein. Such statements involve risks and uncertainties which could cause actual results to differ materially from current expectations.
Such risks and uncertainties include, without limitation, (a) risks associated with a sudden decline of revenue, (b) the risks described herein and (c) those other risk factors set forth under the heading "Risk Factors" in our annual report filed on Form
10-KSB for our fiscal year ended December 31, 2001, as well as those additional risk factors set forth under the heading "Business
Risk Factors" in our amendment to Current Report filed on Form
8-K/A on June 24, 2002.

You should not unduly rely on these forward-looking statements, which speak only as of the date of this filing. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this filing or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these statements.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Edge Technology Group, Inc.


Date:  July 8, 2002
                              By:  /s/  DAVID N. PILOTTE
                                 -------------------------------
                                David N. Pilotte
                                Executive Vice President and
                                Chief Financial Officer